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                                                                    Exhibit 23.2

                    [LETTERHEAD OF BDO BINDER APPEARS HERE]



July 29, 1998




Board Of Directors
Peak International Limited



Re: Consent of Independent Auditors

We consent to the incorporation by reference in the Company's Registration Statement on Form S-8 dated July 29, 1998 of our report dated March 19, 1997 relating to the consolidated financial statements of Peak International Limited for the year ended March 31, 1996, which appears in the Company's annual report on Form 20-F filed on June 12, 1998 and registration statement on Form F-1 (File No. 333-53925).




/s/ BDO Binder

BDO Binder
Hong Kong